Exhibit 99.1

Butterfly to Acquire Premier North American Luxury Wine Company The Duckhorn

Portfolio in $1.95 Billion Transaction

Transaction to Accelerate The Duckhorn Portfolio’s Leading Luxury Wine Portfolio and Continue Butterfly’s

Strategy of Partnering with Leading Food and Beverage Companies

The Duckhorn Portfolio’s Stockholders to Receive $11.10 Per Share in Cash

The Duckhorn Portfolio Announces Fiscal Fourth Quarter and Full Year 2024 Financial Results

ST. HELENA & LOS ANGELES, Calif.—The Duckhorn Portfolio (NYSE: NAPA) (“Duckhorn” or the “Company”), North America’s premier luxury wine company, and Butterfly Equity (“Butterfly”), a Los Angeles-based private equity firm specializing in the food and beverage sector, today announced that they have entered into a definitive agreement (the “Agreement”) pursuant to which Duckhorn will be acquired by private equity funds managed by Butterfly in an all-cash transaction that values the Company at approximately $1.95 billion.

Under the terms of the Agreement, Duckhorn stockholders will receive $11.10 per share in cash, representing a premium of approximately 65.3% to the volume weighted average share price of Duckhorn’s common stock over the 90-day trading period ending on October 4, 2024. Following the completion of the transaction, Duckhorn will become a privately held company.

Duckhorn was established in 1976 and is a leading pure-play luxury wine producer in the United States with a curated portfolio of premium brands, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer and Kosta Browne. Duckhorn wines are available to luxury consumers on five continents and in over 50 countries. Following the completion of the transaction, the Company will continue to be headquartered in St. Helena, California and will operate eleven winery brands under The Duckhorn Portfolio name.

“This announcement is excellent news for the future of our Company and for stockholders of The Duckhorn Portfolio, who will receive a substantial premium,” said Deirdre Mahlan, Duckhorn President, Chief Executive Officer and Chairperson. “Based on our long history of success and innovation, and our position as one of America’s most successful luxury wine companies, Butterfly believes strongly in The Duckhorn Portfolio and is fully invested in helping us achieve our next phase of growth. Just as important, Butterfly brings a proven track record of strengthening its portfolio companies while helping them advance their long-term strategic objectives. Through our partnership with Butterfly, we expect The Duckhorn Portfolio will have enhanced resources to build on our strong foundation and to further scale our operations. We are excited to work with the Butterfly team to begin writing an exciting new chapter in the story of The Duckhorn Portfolio.”

Founded in 2016, Butterfly is a leading private equity firm dedicated to investing in the “seed-to-fork” food ecosystem in North America with a diverse portfolio including Milk Specialties Global, Chosen Foods, MaryRuth Organics, Orgain, Bolthouse Fresh Foods and QDOBA, among others. Through its deep sector experience, a disciplined and data-driven investment process, and an operations-driven approach to value creation, Butterfly seeks to partner with category-leading food and beverage businesses and deliver consistent investment returns for its investors.

“We are honored to partner with Duckhorn and welcome the Company to the Butterfly family,” said Adam Waglay, Co-Founder and Co-CEO of Butterfly. “This is an incredible opportunity, and we look forward to bringing our specialized expertise and deep food and beverage network to bear to help amplify and accelerate the Company’s mission to have their wine poured wherever fine wines are served throughout North America and the world.”

“As a leading pure-play luxury wine producer, Duckhorn has, in our view, the best portfolio and strongest fundamentals in the industry,” said Vishal Patel, Partner, Butterfly. “We believe the Company’s curated suite of luxury wine brands, structurally advantaged business model, and world-class team have laid the foundation for a powerful, scalable platform, which will continue to drive growth both organically and through strategic acquisitions.”

Transaction Details

The transaction, which was unanimously approved by the Duckhorn Board of Directors, is expected to close this winter, subject to customary closing conditions, including approval by Duckhorn stockholders and the receipt of required regulatory approvals. The completion of the transaction is not subject to a financing condition.

The Agreement includes a customary 45-day “go-shop” period expiring at 11:59 p.m. (Pacific time) on November 20, 2024. During this period, Duckhorn and its advisors will be permitted to solicit, consider and negotiate alternative acquisition proposals from third parties. The Duckhorn Board of Directors will have the right to terminate the Agreement and enter into a superior proposal, subject to the terms and conditions of the Agreement. There can be no assurance that this “go-shop” process will or will not result in a superior proposal, and Duckhorn does not intend to disclose related developments unless and until it determines that such disclosure is appropriate or otherwise required.

Stockholders currently representing a majority of the current outstanding voting power of the Duckhorn common stock have entered into voting agreements pursuant to which they have agreed, among other things, to vote certain of their shares of Company stock in favor of the transaction, subject to certain conditions. The voting support under the voting agreement ceases automatically if the merger agreement is terminated or if the Duckhorn Board of Directors makes an adverse recommendation change.

Upon completion of the transaction, Duckhorn’s common stock will cease to trade and no longer be listed on the New York Stock Exchange.

Fourth Quarter and Full Year 2024 Earnings Conference Call Update

Separately, Duckhorn will announce today its financial results for the fourth quarter and fiscal year ended July 31, 2024, which will be available on the “Investor Relations” section of the Duckhorn website. In light of the announced transaction with Butterfly, Duckhorn has canceled the earnings call previously scheduled for today.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor to Duckhorn, and Ropes & Gray LLP is acting as legal counsel to Duckhorn.

KKR Capital Markets LLC is acting as capital markets advisor to Butterfly, and Kirkland & Ellis LLP is acting as its legal counsel.

In connection with the transaction, the Farm Credit System, led by American AgCredit, Compeer Financial, Farm Credit Services of America and Farm Credit Mid-America, is providing committed debt financing.

About The Duckhorn Portfolio

The Duckhorn Portfolio is North America’s premier luxury wine company, with eleven wineries, ten state-of-the-art winemaking facilities, eight tasting rooms and over 2,200 coveted acres of vineyards spanning 38 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varietals. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world.

About Butterfly

Butterfly is a Los Angeles, California-based private equity firm that invests exclusively in the $26 trillion food sector. Butterfly is a leading “seed to fork” food ecosystem investor in North America and seeks to generate consistent investment returns through deep sector expertise, a data-driven investment process, and an operations-driven approach to value creation. Since its founding in 2016, the firm has invested in a diverse portfolio of category-leading businesses representing approximately $5 billion in enterprise value including Milk Specialties Global, Chosen Foods, MaryRuth Organics, Pete and Gerry’s, Orgain, Generous Brands, Bolthouse Fresh Foods, QDOBA, and Pacifico Aquaculture. In September 2024, Butterfly also announced the signing of definitive documentation to acquire Rise Baking Company alongside Platinum Equity, which is expected to close in Q4 2024.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding Duckhorn’s pending acquisition by Butterfly (the “Merger”), including the value of, timing and prospects of the Merger and Duckhorn’s strategy, goals and future focus areas. These forward-looking statements involve risk and uncertainties that are based on Duckhorn management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (c) risks related to disruption of management’s attention from Duckhorn’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Duckhorn’s customers, distributors, suppliers and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that competing offers or acquisition proposals for Duckhorn will be made; (h) restrictions imposed on our business during the pendency of the Merger; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) by Duckhorn, including under the heading “Risk Factors” in Duckhorn’s Annual Report on Form 10-K filed with the SEC on October 7, 2024, in any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K and other filings that Duckhorn may file from time to time, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements in this communication are based on information available to Duckhorn and Butterfly as of the date of this communication, and each does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, Duckhorn will file with the SEC a preliminary proxy statement (the “Proxy Statement”). Duckhorn plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. DUCKHORN URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DUCKHORN, THE MERGER AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Duckhorn with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Duckhorn with the SEC by accessing the Investor Relations section of Duckhorn’s website at https://ir.Duckhorn.com/.

Participants in the Solicitation

Duckhorn and Marlee Buyer, Inc. and certain of their affiliates, directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed with the SEC on November 22, 2023 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by the Company in connection with the Merger. Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jennifer Jung Fall, filed on June 21, 2024; by David A. Burwick, filed on May 23, 2024; by Deirdre Mahlan, filed on May 1, 2024, March 29, 2024 and December 11, 2023; by Sean B.A. Sullivan, filed on April 10, 2024, March 19, 2024, January 16, 2024 and December 20, 2023; by Zach Rasmuson, filed on March 19, 2024, January 10, 2024 and December 20, 2023; by Pete Przybylinski, filed on March 19, 2024 and January 10, 2024; by Adriel G Lares, filed on January 19, 2024; and by Michelle J. Gloeckler, filed on January 19, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at https://ir.duckhorn.com. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Media Contacts:

Duckhorn

Jessica Liddell, ICR

DuckhornPR@icrinc.com

(203) 682-8200

Butterfly

Prosek Partners for Butterfly

pro-butterfly@prosek.com